License Agreement
(the “Agreement”)

This Agreement, effective as of April 14, 2011 (the “Effective Date’), is made by and between Havaya Corp. (the "Licensor") and Chelsea-Tech Ltd. (the “Licensee”).

1.           License Terms.    The Licensor agrees to license to the Licensee the exclusive right to sell Licensor’s tooth whitening kits/systems under the Havaya brand name (the “Products”) in the State of Israel (the “Territory”) (the “License”).

2.           License Restrictions.    The Licensee shall not utilize any registered trade name or trademark of Licensor for any purpose outside of this Agreement.  The Licensee shall purchase the Products directly from Licensor or Licensor’s supplier, at Licensor’s discretion, at the same prices that Licensor pays for the purchase of the Products.

3.           Licensor’s Support.    During the term of this Agreement, the Licensor agrees to provide, upon request, at no additional charge, logistics and marketing assistance, in addition to ongoing support and assistance relating to the sale of the Products in the Territory.

4.           License Fees.    In exchange for Licensor’s grant of the License to the Licensee, the Licensee agrees to pay to the Licensor the fees set forth in subsections 4(i) and 4(ii)

(i)	A one-time sum of $110,000, payable within thirty (30) days of the Effective Date.

(ii)	Subject to Section 5 below, the Licensee shall pay the Licensor a fee equal to 5% of the purchase price on all Products sold in the Territory (the “Product Fee”).

5.           Notwithstanding subsection 4(ii) above, the Licensee will not be required to remit the Product Fee to the Licensor until the Licensee has received gross proceeds of at least $50,000 from the sale of the Products in the Territory.

6.           Terms of Payment.    Within thirty (30) days of the end of each month, the Licensee (a) shall provide the Licensor with a written report detailing the quantity of Products sold by Licensee in the Territory during the preceding month (the “Monthly Report”), and (b) shall make payment to the Licensor of the Product Fees due for the period covered by such Monthly Report via electronic wire transfer to the bank account of the Licensor.  All payments made to the Licensor shall be in United States dollars (US$), unless otherwise agreed in writing by the parties.

7.           Interest.    Any amounts payable by Licensee hereunder which remain unpaid after the due date shall be subject to a late charge equal to one and one-half percent (1.5%) per month from the due date until such amount is paid.

8.           Regulatory Approval.    Licensee shall obtain and maintain all necessary regulatory approvals to market and sell the Products in the Territory, and shall comply at all times with all applicable laws and regulations.

9.           Term.    The term of this Agreement shall commence on the Effective Date and shall extend for an initial period of one year.  Thereafter, the Agreement shall automatically renew each year for an additional one-year period, unless one party provides the other party with notice of non-renewal at least sixty (60) days prior to the end of the then-current term.

10.           Limitation of Liability.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH CLAIMS OR DEMANDS.

IN NO EVENT SHALL EITHER PARTY’S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT EXCEED THE TOTAL FEES PAID OR PAYABLE BY THE LICENSEE TO THE LICENSOR IN THE TWELVE MONTHS PRECEDING THE IMPOSITION OF THE CLAIM.  THIS LIMITATION SHALL NOT APPLY TO PRODUCT FEES OWED TO LICENSOR.

11.           Non- Competition.    It is hereby agreed that during the term of this Agreement, the Licensor will not market or sell the Products in the Territory other than through the Licensee.

12.           Governing Law.    This Agreement shall be governed by the laws of Israel.

13.           Severability.    If any part of this Agreement is adjusted invalid, illegal, or unenforceable, the remaining parts shall not be affected and shall remain in full force and effect.

14.           Successors and Assigns.    This Agreement shall be binding upon the parties, and upon their heirs, executors, personal representatives, administrators and assigns.  No person shall have a right or cause of action arising out of or resulting from this agreement except those who are parties to it and their successors in interest.

15.           Entire Agreement.    This Agreement, constitutes the entire agreement of the parties.  No representations or promises have been made except those that are set out in this Agreement.  This Agreement may not be modified except in a writing signed by all the parties.

Licensor:	Licensee:

/s/ Avraham Grundman	Lilach Bonanni

Havaya Corp.	Chelsea-Tech Ltd.

By: Avraham Grundman	Lilach Bonanni

Date: April 14, 2011	Date: April 14, 2011